Exhibit 99.2

RISK FACTORS

The following are risk factors that could affect the business, financial condition, results of operations, and cash flows of Capstone Turbine Corporation (the “Company” or “we”). These risk factors should be considered in connection with evaluating the forward-looking statements contained in our filings with the Securities and Exchange Commission (the “SEC”) because these factors could cause actual results and conditions to differ materially from those projected in forward-looking statements. Before you invest in our securities, you should know that making such an investment involves some risks, including the risks described below. Additional risks of which we may not be aware or that we currently believe are immaterial may also impair our business operations or our stock price. If any of the risks actually occur, our business, financial condition, results of operations or cash flow could be negatively affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference into our filings with the SEC.

Our operating history is characterized by net losses. We anticipate further losses and we may never become profitable.

Since inception, we have incurred annual operating losses. We expect this trend to continue until such time that we can sell a sufficient number of units and achieve a cost structure to become profitable. Our business is such that we have relatively few customers and limited repeat business. As a result, we may not maintain or increase revenue. We may not have adequate cash resources to reach the point of profitability, and we may never become profitable. Even if we do achieve profitability, we may be unable to increase our sales and sustain or increase our profitability in the future.

We may be unable to fund our future operating requirements, which could force us to curtail our operations.

To the extent that the funds we now have on hand are insufficient to fund our future operating requirements, we would need to raise additional funds, through further public or private equity or debt financings depending upon prevailing market conditions. These financings may not be available or, if available, may be on terms that are not favorable to us and could result in dilution to our stockholders and reduction of the trading price of our stock. The state of worldwide capital markets could also impede our ability to raise additional capital on favorable terms or at all. If adequate capital were not available to us, we likely would be required to significantly curtail our operations or possibly even cease our operations.

We maintain two Credit and Security Agreements (the “Credit Agreements”), with Wells Fargo Bank, National Association, (“Wells Fargo”), that provide us with a credit facility up to $20.0 million in the aggregate. At December 31, 2015, we had $9.6 million in borrowings outstanding under this line of credit. Under this credit facility, we are required to satisfy specified financial and restrictive covenants. Failure to comply with these covenants could cause an event of default which, if not cured or waived, could require us to repay substantial indebtedness immediately or allow Wells Fargo to terminate the credit facility. In addition, we have pledged our accounts receivable, inventories, equipment, patents and other assets as collateral under the Credit Agreements which would be subject to seizure by Wells Fargo if we were in default and unable to repay the indebtedness.

Several times since entering into the Credit Agreements, we have not been in compliance with certain covenants under the Credit Agreements. In connection with each event of noncompliance, Wells Fargo waived the event of default and, on several occasions, we amended the Credit Agreements in response to the default. As of September 30, 2015, we were not in compliance with the annual net income financial covenant contained in the Credit Agreements, as amended. On November 2, 2015, we received from Wells Fargo a waiver of such noncompliance. If we had not obtained the default waivers, or if we are ever again in noncompliance, we would not be able to draw additional funds under the credit facility. The Credit Agreements also define an event of default to include a material adverse effect on our business, as determined by Wells Fargo. An event of default for this or any other reason, if not waived, would have a material adverse effect on the Company.

Our obligations under the credit facility could have important consequences, including the following:

•                  We may have difficulty obtaining additional financing at favorable interest rates to meet our requirements for operations, capital expenditures, general corporate or other purposes.

•                  We will be required to dedicate a substantial portion of our cash flow to the payment of principal and interest on indebtedness, which will reduce the amount of funds available for operations, capital expenditures and future acquisitions.

•                  We may be required to repay our indebtedness immediately if we default on any of the numerous financial or other restrictive covenants contained in the Credit Agreements. It is not certain whether we will have, or will be able to obtain, sufficient funds to make these accelerated payments. If any outstanding indebtedness under the credit facility is accelerated, our assets may not be sufficient to repay such indebtedness.

If we are unable to either substantially improve our operating results or obtain additional financing, we may be unable to continue as a going concern.

Should we be unable to execute our plans to build sales and margins while controlling costs, we may be unable to continue as a going concern on a longer-term basis. In particular, we must generate positive cash flow from operations and net income and otherwise improve our results of operations substantially on a longer-term basis. Our available cash and proceeds from future financings, if any, that we may be able to obtain, may not be sufficient to fund our operating expenses, capital expenditures and other cash requirements. Any such lack of funds would affect our ability to continue as a going concern. These events and circumstances could have a material adverse effect on our ability to raise additional capital and on the market value of our common stock and our ability to maintain a credit facility acceptable to the Company. Moreover, should we experience a cash shortage that requires us to curtail or cease our operations, or should we be unable to continue as a going concern, you could lose all or part of your investments in our securities.

If we fail to meet all applicable Nasdaq Capital Market requirements and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, impair the value of your investment and adversely affect our ability to raise needed funds.

Our common stock is listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other requirements. On December 19, 2014, when our common stock was listed on the Nasdaq Global Market, we received a notice from the Nasdaq Listing Qualifications Department stating that, for 30 consecutive business days preceding the notice date, the closing bid price for our common stock had been below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(a)(1). On June 22, 2015, we transferred the listing of our common stock from the Nasdaq Global Market to the Nasdaq Capital Market and were afforded an additional 180-day grace period to regain compliance with the minimum bid price requirement. We subsequently regained compliance with the minimum bid price requirement by effecting a 1-for-20 reverse stock split. However, there can be no assurance that we will be able to comply with the continued listing standards in the future.

If we fail to meet all applicable Nasdaq Capital Market requirements in the future and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock and adversely affect our ability to obtain financing for the continuation of our operations. This delisting could also impair the value of your investment.

Adverse economic conditions may have an impact on our business and financial condition, including some effects we may not be able to predict.

Adverse economic conditions may prevent our customers from purchasing our products or delay their purchases, which would adversely affect our business, financial condition and results of operations. In addition, our ability to access the capital markets may be severely restricted or made very expensive at a time when we need, or would like, to do so, which could have a material adverse impact on our liquidity and financial resources. Certain industries in which our customers do business and certain geographic areas have been and could continue to be adversely affected by adverse economic conditions.

The current geopolitical instability in Russia and Ukraine and related sanctions by the U.S. government against certain companies and individuals may hinder our ability to conduct business with potential or existing customers and vendors in these countries.

We derived approximately 1% and 11% of our revenue from Russia during the nine months ending December 31, 2015 and the 2015 fiscal year, respectively. The continuation or escalation of the current geopolitical instability in Russia and Ukraine could negatively impact our operations, sales, and future growth prospects in that region. Recently, the U.S. government imposed sanctions through several executive orders restricting U.S. companies from conducting certain oil and gas production related business activities with specified Russian and Ukrainian individuals and companies and requiring export licenses for certain of such activities. While we believe that the executive orders currently do not preclude us from conducting business with our current customers in Russia, the sanctions imposed by the U.S. government could be expanded in the future to restrict us from engaging with them. If we are unable to conduct business with new or existing customers or pursue opportunities in Russia or Ukraine or elsewhere, our business, including revenue, profitability and cash flows, could be materially adversely affected. If we are unable to conduct business with certain vendors, our operations in Russia and Ukraine could be materially adversely affected.

We have substantial accounts receivable, and increased bad debt expense or delays in collecting accounts receivable could have a material adverse effect on our cash flows and results of operations.

Our accounts receivable balance, net of allowances, was $13.9 million, $13.1 million and $28.0 million as of December 31, 2015, March 31, 2015 and March 31, 2014, respectively. Days sales outstanding in accounts receivable (DSO) as of December 31, 2015 was 59 days, compared to 40 days at the end of our 2015 fiscal year and 70 days at the end of our 2014 fiscal year. We recorded bad debt expense of $10.1 million and $0.2 million during the 2015 fiscal year and 2014 fiscal year, respectively. No assurances can be given that future bad debt expense will not increase above current operating levels. Increased bad debt expense or delays in collecting accounts receivable could have a material adverse effect on cash flows and results of operations.

Loss of a significant customer could have a material adverse effect on our results of operations.

E-Finity Distributed Generation, LLC (“E-Finity”), one of the Company’s domestic distributors, Horizon Power Systems (“Horizon”), one of the Company’s domestic distributors, Optimal Group

Australia Pty Ltd (“Optimal”), one of the Company’s Australian distributors, accounted for 16%, 11% and 10% of revenue, respectively, for the nine months ended December 31, 2015. Additionally, Dtc Soluciones Inmobiliarias S.A. de C.V. (“DTC”), one of the Company’s Mexican distributors, E-Finity, RSP Systems (“RSP”), one of the Company’s domestic distributors, and Serba Dinamik Sdn Bhd (“Serba”), one of the Company’s Malaysian distributors, accounted for 19%, 16%, 16% and 11%, respectively, of net accounts receivable as of December 31, 2015. The loss of E-Finity, Horizon, Optimal, DTC, RSP, Serba or any other significant customers could adversely affect our results of operations.

Impairment charges on our long-lived assets, including intangible assets with finite lives, would adversely affect our financial position and results of operations.

We evaluate the carrying value of long-lived assets, including intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. To determine whether impairment has occurred, we compare the undiscounted cash flows of the long-lived asset group with its carrying value. The estimation of future cash flows requires significant estimates of factors that include future sales growth, gross margin performance, including our estimates of reductions in our direct material costs, and reductions in operating expenses. If our sales growth, gross margin performance or other estimated operating results are not achieved at or above our forecasted level, or inflation exceeds our forecast, the carrying value of our asset group may prove to be unrecoverable and we may incur impairment charges in the future. In addition, significant and unanticipated changes in circumstances, such as significant adverse changes in business climate, unanticipated competition, loss of key customers or changes in technology or markets, could require a charge for impairment that can materially and adversely affect our reported net loss and our stockholders’ equity.

A sustainable market for microturbines may never develop or may take longer to develop than we anticipate which would adversely affect our results of operations.

Our products represent an emerging market, and we do not know whether our targeted customers will accept our technology or will purchase our products in sufficient quantities to allow our business to grow. To succeed, demand for our products must increase significantly in existing markets, and there must be strong demand for products that we introduce in the future. If a sustainable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we have incurred to develop our products, we may have further impairment of assets, and we may be unable to meet our operational expenses. The development of a sustainable market for our systems may be hindered by many factors, including some that are out of our control. Examples include:

•             consumer reluctance to try a new product;

•             regulatory requirements;

•             the cost competitiveness of our microturbines;

•             costs associated with the installation and commissioning of our microturbines;

•             maintenance and repair costs associated with our microturbines;

•             the future costs and availability of fuels used by our microturbines;

•             economic downturns and reduction in capital spending;

•             consumer perceptions of our microturbines’ safety and quality;

•             the emergence of newer, more competitive technologies and products; and

•             decrease in domestic and international incentives.

Our operating results are dependent, in large part, upon the successful commercialization of our products. Failure to produce our products as scheduled and budgeted would materially and adversely affect our business and financial condition.

We cannot be certain that we will deliver ordered products in a timely manner. Any reliability or quality issues that may arise with our products could prevent or delay scheduled deliveries or adversely impact the performance of our products. Any such delays or costs could significantly impact our business, financial condition and operating results.

We may not be able to produce our products on a timely basis if we fail to correctly anticipate product supply requirements or if we suffer delays in production resulting from issues with our suppliers. Our suppliers may not supply us with a sufficient amount of components or components of adequate quality, or they may provide components at significantly increased prices.

Some of our components are currently available only from a single source or limited sources. We may experience delays in production if we fail to identify alternative suppliers, or if any parts supply is interrupted, each of which could materially adversely affect our business and operations. In order to reduce manufacturing lead times and ensure adequate component supply, we enter into agreements with certain suppliers that allow them to procure inventories based upon criteria defined by us. If we fail to anticipate customer demand properly, an oversupply of parts could result in excess or obsolete inventories, which could adversely affect our business. Additionally, if we fail to correctly anticipate our internal supply requirements, an undersupply of parts could limit our production capacity. Our inability to meet volume commitments with suppliers could affect the availability or pricing of our parts and components. A reduction or interruption in supply, a significant increase in price of one or more components or a decrease in demand of products could materially adversely affect our business and operations and could materially damage our customer relationships. Financial problems of suppliers on whom we rely could limit our supply of components or increase our costs. Also, we cannot guarantee that any of the parts or components that we purchase will be of adequate quality or that the prices we pay for the parts or components will not increase. Inadequate quality of products from suppliers could interrupt our ability to supply quality products to our customers in a timely manner. Additionally, defects in materials or products supplied by our suppliers that are not identified before our products are placed in service by our customers could result in higher warranty costs and damage to our reputation. We also outsource certain of our components internationally. As a result of outsourcing internationally, we may be subject to delays in delivery because of regulations associated with the import/export process, delays in transportation or regional instability.

Our results of operations could be materially and adversely affected by risks related to cyber security threats.

As a manufacturer of high technology commercial products, we face cyber security threats, as well as the potential for business disruptions associated with information technology failures or cyber security attacks. We routinely experience cyber security threats, threats to our information technology infrastructure and attempts to gain access to our sensitive information. Because of the evolving nature of these security threats, the impact of any future incident cannot be predicted. The occurrence of any of these events could adversely affect our results of operations, the services we provide to customers, the competitive advantages derived from our research and development efforts, the usefulness of our products and services, our reputation or our stock price.

We have significant tax assets, usage of which may be subject to limitations in the future.

At March 31, 2015, we had federal and state net operating loss carryforwards of approximately $626 million and $203 million, respectively, which may be utilized to reduce future taxable income, subject to limitations under Section 382 of the Internal Revenue Code of 1986 (the “Code”). These deferred tax assets have been fully offset by a valuation allowance. Any subsequent accumulations of common stock ownership leading to a change of control under Section 382 of the Code, including through sales of stock by large stockholders, all of which are outside of our control, could limit and defer our ability to utilize our net operating loss carryforwards to offset future federal income tax liabilities.

Our success depends in significant part upon the continuing service of management and key employees.

Our success depends in significant part upon the continuing service of our executive officers, senior management and sales and technical personnel. The failure of our personnel to execute our strategy or our failure to retain management and personnel could have a material adverse effect on our business. Our success will be dependent on our continued ability to attract, retain and motivate highly skilled employees. There can be no assurance that we can do so.

Our internal control systems rely on people trained in the execution of the controls. Loss of these people or our inability to replace them with similarly skilled and trained individuals or new processes in a timely manner could adversely impact our internal control mechanisms.

We may not be able to effectively manage our growth, expand our production capabilities or improve our operational, financial and management information systems, which would impair our results of operations.

If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, management and other resources. Our ability to manage our growth will require us to expand our production capabilities, continue to improve our operational, financial and management information systems, and to motivate and effectively manage our employees. We cannot provide assurance that our systems, procedures and controls or financial resources will be adequate, or that our management will keep pace with this growth. We cannot provide assurance that our management will be able to manage this growth effectively.

Product quality expectations may not be met, causing slower market acceptance or warranty cost exposure.

In order to achieve our goal of improving the quality and lowering the total costs of ownership of our products, we may require engineering changes. Such improvement initiatives may render existing inventories obsolete or excessive. Despite our continuous quality improvement initiatives, we may not meet customer expectations. Any significant quality issues with our products could have a material adverse effect on our rate of product adoption, results of operations, financial condition and cash flow. Moreover, as we develop new configurations for our microturbines and as our customers place existing configurations in commercial use, our products may perform below expectations. Any significant performance below expectations could adversely affect our operating results, financial condition and cash flow and affect the marketability of our products.

We sell our products with warranties. There can be no assurance that the provision for estimated product warranty will be sufficient to cover our warranty expenses in the future. We cannot ensure that our efforts to reduce our risk through warranty disclaimers will effectively limit our liability. Any significant incurrence of warranty expense in excess of estimates could have a material adverse effect on our operating results, financial condition and cash flow. Further, we have at times undertaken programs to enhance the performance of units previously sold. These enhancements have at times been provided at no cost or below our cost. If we choose to offer such programs again in the future, such actions could result in significant costs.

We operate in a highly competitive market among competitors who have significantly greater resources than we have and we may not be able to compete effectively.

Capstone microturbines compete with several technologies, including reciprocating engines, fuel cells and solar power. Competing technologies may receive certain benefits, like governmental subsidies or promotion, or be able to offer consumer rebates or other incentives that we cannot receive or offer to the same extent. This could enhance our competitors’ abilities to fund research, penetrate markets or increase sales. We also compete with other manufacturers of microturbines.

Our competitors include several well-known companies with histories of providing power solutions. They have substantially greater resources than we do and have established worldwide presence. Because of greater resources, some of our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, to devote greater resources to the promotion and sale of their products than we can or lobby for governmental regulations and policies to create competitive advantages vis-à-vis our products. We believe that developing and maintaining a competitive advantage will require continued investment by us in product development and quality, as well as attention to product performance, our product prices, our conformance to industry standards, manufacturing capability and sales and marketing. In addition, current and potential competitors have established or may in the future establish collaborative relationships among themselves or with third parties, including third parties with whom we have business relationships. Accordingly, new competitors or alliances may emerge and rapidly acquire significant market share.

Overall, the market for our products is highly competitive and is changing rapidly. We believe that the primary competitive factors affecting the market for our products, including some that are outside of our control, include:

•             name recognition, historical performance and market power of our competitors;

•             product quality and performance;

•             operating efficiency;

•             product price;

•             availability, price and compatibility of fuel;

•             development of new products and features; and

•             emissions levels.

There is no assurance that we will be able to successfully compete against either current or potential competitors or that competition will not have a material adverse effect on our business, operating results, financial condition and cash flow.

If we do not effectively implement our sales, marketing and service plans, our sales will not grow and our results of operations will suffer.

Our sales and marketing efforts may not achieve intended results and, therefore, may not generate the revenue we anticipate. As a result of our corporate strategies, we have decided to focus our resources on selected vertical markets. We may change our focus to other markets or applications in the future. There can be no assurance that our focus or our near term plans will be successful. If we are not able to address markets for our products successfully, we may not be able to grow our business, compete effectively or achieve profitability.

Our sales and results of operations could be materially and adversely impacted by risks inherent in international markets.

As we expand in international markets, customers may have difficulty or be unable to integrate our products into their existing systems or may have difficulty complying with foreign regulatory and commercial requirements. As a result, our products may require redesign. Any redesign of the product may delay sales or cause quality issues. In addition, we may be subject to a variety of other risks associated with international business, including import/export restrictions, fluctuations in currency exchange rates and economic or political instability.

We cannot be certain of the future effectiveness of our internal controls over financial reporting. If we are unable to maintain effective internal controls over our financial reporting, investors may lose confidence in our ability to provide reliable and timely financial reports and the value of our common stock may decline.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to include in our annual reports on Form 10-K our assessment of the effectiveness of our internal controls over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal controls over financial reporting, as well as a statement that our independent registered public accounting firm has issued an attestation report on the effectiveness of our internal controls over financial reporting. Our management concluded that our internal controls over financial reporting were ineffective as of March 31, 2014 because a material weakness was detected which related to our risk assessment process. Management determined that this material weakness was remediated during the 2015 fiscal year. We may in the future identify further material weaknesses in our internal controls over financial reporting that we have not discovered to date. If we cannot adequately maintain the effectiveness of our internal controls over financial reporting, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC. Any such action could adversely affect our financial results and the market price of our securities.

We may not be able to retain or develop relationships with original equipment manufacturers or distributors in our targeted markets, in which case our sales would not increase as expected.

In order to serve certain of our targeted markets, we believe that we must ally ourselves with companies that have particular expertise or better access to those markets. We believe that retaining or developing relationships with strong OEMs (which to date have typically resold our products under their own brands or packaged our products with other products as part of an integrated unit) or distributors in these targeted markets can improve the rate of adoption as well as reduce the direct financial burden of introducing a new technology and creating a new market. Because of OEMs’ and distributors’ relationships in their respective markets, the loss of an OEM or distributor could adversely impact the ability to penetrate our target markets. We offer our OEMs and distributors stated

discounts from list price for the products they purchase. In the future, to attract and retain OEMs and distributors we may provide volume price discounts or otherwise incur significant costs that may reduce the potential revenues from these relationships. We may not be able to retain or develop appropriate OEMs and distributors on a timely basis, and we cannot provide assurance that the OEMs and distributors will focus adequate resources on selling our products or will be successful in selling them. In addition, some of the relationships may require that we grant exclusive distribution rights in defined territories. These exclusive distribution arrangements could result in our being unable to enter into other arrangements at a time when the OEM or distributor with whom we form a relationship is not successful in selling our products or has reduced its commitment to market our products. We cannot provide assurance that we will be able to negotiate collaborative relationships on favorable terms or at all. Our inability to have appropriate distribution in our target markets may adversely affect our financial condition, results of operations and cash flow.

Activities necessary to integrate any future acquisitions may result in costs in excess of current expectations or be less successful than anticipated.

During the 2010 fiscal year, we completed the acquisition of certain assets relating to the microturbine business of Calnetix Power Solutions, Inc., and we may acquire other businesses in the future. The success of these transactions will depend on, among other things, our ability to develop productive relationships with the corresponding distributors and to integrate assets and personnel, if any, acquired in these transactions and to apply our internal controls processes to these acquired businesses. The integration of any acquired businesses or significant assets may require significant attention from our management, and the diversion of management’s attention and resources could have a material adverse effect on our ability to manage our business. Furthermore, we may not realize the degree or timing of benefits we anticipated when we first enter into these transactions. If actual integration costs are higher than amounts assumed, if we are unable to integrate the assets and personnel acquired in an acquisition as anticipated, or if we are unable to fully benefit from anticipated synergies, our business, financial condition, results of operations, and cash flows could be materially adversely affected.

We may not be able to develop sufficiently trained applications engineering, installation and service support to serve our targeted markets.

Our ability to identify and develop business relationships with companies who can provide quality, cost-effective application engineering, installation and service can significantly affect our success. The application engineering and proper installation of our microturbines, as well as proper maintenance and service, are critical to the performance of the units. Additionally, we need to reduce the total installed cost of our microturbines to enhance market opportunities. Our inability to improve the quality of applications, installation and service while reducing associated costs could affect the marketability of our products.

Changes in our product components may require us to replace parts held at distributors.

We have entered into agreements with some of our distributors requiring that if we render parts obsolete in inventories they own and hold in support of their obligations to serve fielded microturbines, we are required to replace the affected stock at no cost to the distributors. It is possible that future changes in our product technology could involve costs that have a material adverse effect on our results of operations, cash flow or financial position.

We operate in a highly regulated business environment, and changes in regulation could impose significant costs on us or make our products less economical, thereby affecting demand for our microturbines.

Our products are subject to federal, state, local and foreign laws and regulations, governing, among other things, emissions and occupational health and safety. Regulatory agencies may impose special requirements for the implementation and operation of our products or that may significantly affect or even eliminate some of our target markets. We may incur material costs or liabilities in complying with government regulations. In addition, potentially significant expenditures could be required in order to comply with evolving environmental and health and safety laws, regulations and requirements that may be adopted or imposed in the future. Furthermore, our potential utility customers must comply with numerous laws and regulations. The deregulation of the utility industry may also create challenges for our marketing efforts. For example, as part of electric utility deregulation, federal, state and local governmental authorities may impose transitional charges or exit fees, which would make it less economical for some potential customers to switch to our products. We can provide no assurances that we will be able to obtain these approvals and changes in a timely manner, or at all. Non-compliance with applicable regulations could have a material adverse effect on our operating results.

The market for electricity and generation products is heavily influenced by federal and state government regulations and policies. The deregulation and restructuring of the electric industry in the United States and elsewhere may cause rule changes that may reduce or eliminate some of the advantages of such deregulation and restructuring. We cannot determine how any deregulation or restructuring of the electric utility industry may ultimately affect the market for our microturbines. Changes in regulatory standards or policies could reduce the level of investment in the research and development of alternative power sources, including microturbines. Any reduction or termination of such programs could increase the cost to our potential customers, making our systems less desirable, and thereby adversely affect our revenue and other operating results.

Utility companies or governmental entities could place barriers to our entry into the marketplace, and we may not be able to effectively sell our products.

Utility companies or governmental entities could place barriers on the installation of our products or the interconnection of the products with the electric grid. Further, they may charge additional fees to customers who install on-site generation or have the capacity to use power from the grid for back-up or standby purposes. These types of restrictions, fees or charges could hamper the ability to install or effectively use our products or increase the cost to our potential customers for using our systems. This could make our systems less desirable, thereby adversely affecting our revenue and other operating results. In addition, utility rate reductions can make our products less competitive which would have a material adverse effect on our operations. The cost of electric power generation bears a close relationship to natural gas and other fuels. However, changes to electric utility tariffs often require lengthy regulatory approval and include a mix of fuel types as well as customer categories. Potential customers may perceive the resulting swings in natural gas and electric pricing as an increased risk of investing in on-site generation.

We depend upon the development of new products and enhancements of existing products.

Our operating results depend on our ability to develop and introduce new products, enhance existing products and reduce the costs to produce our products. The success of our products is dependent on several factors, including proper product definition, product cost, timely completion and introduction of the products, differentiation of products from those of our competitors, meeting changing customer requirements, emerging industry standards and market acceptance of these products. The development of new, technologically advanced products and enhancements is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. There can be no assurance that we will successfully identify new product opportunities, develop and bring new or enhanced products to market in a timely manner, successfully lower costs and achieve market acceptance of our products, or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Operational restructuring may result in asset impairment or other unanticipated charges.

As a result of our corporate strategy, we have identified opportunities to outsource to third-party suppliers certain functions which we currently perform. We believe outsourcing can reduce product costs, improve product quality and increase operating efficiency. These actions may not yield the expected results, and outsourcing may result in production delays or lower quality products. Transitioning to outsourcing may cause certain of our affected employees to leave before the outsourcing is complete. This could result in a lack of the experienced in-house talent necessary to successfully implement the outsourcing. Further, depending on the nature of operations outsourced and the structure of agreements we reach with suppliers to perform these functions, we may experience impairment in the value of manufacturing assets related to the outsourced functions or other unanticipated charges, which could have a material adverse effect on our operating results.

We may not achieve production cost reductions necessary to competitively price our products, which would adversely affect our sales.

We believe that we will need to reduce the unit production cost of our products over time to maintain our ability to offer competitively priced products. Our ability to achieve cost reductions will depend on our ability to develop low cost design enhancements, to obtain necessary tooling and favorable supplier contracts and to increase sales volumes so we can achieve economies of scale. We cannot provide assurance that we will be able to achieve any such production cost reductions. Our failure to achieve such cost reductions could have a material adverse effect on our business and results of operations.

Commodity market factors impact our costs and availability of materials.

Our products contain a number of commodity materials from metals, which include steel, special high temperature alloys, copper, nickel and molybdenum, to computer components. The availability of these commodities could impact our ability to acquire the materials necessary to meet our production requirements. The cost of metals has historically fluctuated. The pricing could impact the costs to manufacture our products. If we are not able to acquire commodity materials at prices and on terms satisfactory to us or at all, our operating results may be materially adversely affected.

Our products involve a lengthy sales cycle and we may not anticipate sales levels appropriately, which could impair our results of operations.

The sale of our products typically involves a significant commitment of capital by customers, with the attendant delays frequently associated with large capital expenditures. For these and other reasons, the sales cycle associated with our products is typically lengthy and subject to a number of significant risks over which we have little or no control. We expect to plan our production and inventory levels based on internal forecasts of customer demand, which is highly unpredictable and can fluctuate substantially. If sales in any period fall significantly below anticipated levels, our financial condition, results of operations and cash flow would suffer. If demand in any period increases well above anticipated levels, we may have difficulties in responding, incur greater costs to respond, or be unable to fulfill the demand in sufficient time to retain the order, which would negatively impact our operations. In addition, our operating expenses are based on anticipated sales levels, and a high percentage of our expenses are generally fixed in the short term. As a result of these factors, a small fluctuation in timing of sales can cause operating results to vary materially from period to period.

Our business could be negatively affected as a result of a proxy contest.

In March 2016, the Company received a letter from VCM Group LLC, an owner of 200 shares of the Company’s common stock giving notice of such stockholder’s intention to nominate nine director candidates for election to the Company’s board of directors at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). Although the Company believes that the stockholder’s notice letter was deficient because it did not meet the requirements prescribed under our bylaws, and although the Company sent to the stockholder a response letter to that effect, it is possible that a proxy contest involving the stockholder or litigation regarding the stockholder’s eligibility to nominate director candidates at the 2016 Annual Meeting will ensue, or that we could become engaged in a proxy contest with another activist stockholder in the future.

A proxy contest and any related litigation would require us to incur significant legal and advisory fees, proxy solicitation expenses and administrative and associated costs and require significant time and attention by management, our board of directors and employees, and would divert the attention of our board of directors and senior management from the pursuit of our business strategy, which could adversely affect our results of operations and financial condition. Any perceived uncertainties as to our future direction and control, our ability to execute on our strategy, or changes to the composition of our board of directors or senior management team arising from a proxy contest could lead to the perception of a change in the direction of our business, instability or lack of continuity which may be exploited by our competitors and may result in the loss of potential business opportunities and may make it more difficult to pursue our strategic initiatives or attract and retain qualified personnel and business partners, any of which could adversely affect our business and operating results. We may choose to initiate, or may become subject to, litigation as a result of the proxy contest or matters arising from the proxy contest, which would serve as a further distraction to our board of directors, management and employees and would require us to incur significant additional costs. In addition, the market price of our common stock could be subject to significant fluctuation or otherwise be adversely affected by the uncertainties described above or the outcome of a proxy contest or any related litigation.

It also is possible that the director candidates of the stockholder that submitted the March 2016 notice letter, if nominated by such stockholder for election to the Company’s board of directors at the 2016 Annual Meeting, could constitute a majority of our board of directors following the 2016 Annual Meeting. Similarly, a future proxy contest with any other activist investor could result in the turnover of a majority of our board of directors. If such a change in the composition of our board of directors were to occur, it could trigger the change of control provisions of certain agreements and arrangements to which the Company is a party, including the Credit Agreements, the Company’s Amended and Restated Change of Control Severance Plan and the Amended and Restated Change in Control Severance Agreement, as amended, between the Company and Darren Jamison, our President and Chief Executive Officer.

Under the Credit Agreements, a change of control constitutes an event of default that would entitle Wells Fargo to, among other remedies, declare all of our outstanding borrowings under the Credit Agreements immediately due and payable. Under the Amended and Restated Change of Control Severance Plan and the Amended and Restated Change in Control Severance Agreement, as amended, following a change of control, upon the occurrence of a qualifying termination of Mr. Jamison or certain of the Company’s other executive officers and employees, the Company will be obligated to make specified severance payments to the terminated employee.

If such a change in our board composition were to occur, and if our board of directors were unable to take certain mitigating action to avoid triggering, or if the Company were unable to obtain a waiver of, these and other similar change of control provisions to which the Company is subject, the resulting payments and other obligations required of the Company could have a material adverse effect on our liquidity and ability to conduct our business or could otherwise materially and adversely affect our business, results of operations and financial condition.

Potential intellectual property, labor, product liability, stockholder or other litigation may adversely impact our business.

From time to time, we may face litigation relating to intellectual property, labor, product liability, stockholder and other matters. An adverse judgment could negatively impact our financial position and results of operations, the trading price of our common stock and our ability to obtain future financing on favorable terms or at all. Whether or not resolved in a manner adverse to us, any litigation could be costly, divert management attention or result in increased costs of doing business. Further, our insurance coverage is limited for these and other claims against us, and we may not have adequate insurance or financial resources to pay for our liabilities or losses from any such claims.

Our business could be negatively impacted if we fail to adequately protect our intellectual property rights or if third parties claim that we are in violation of their intellectual property rights.

We view our intellectual property rights as important assets. We seek to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret laws, as well as licensing and confidentiality agreements. These protections may not be adequate to prevent third parties from using our intellectual property without our authorization, breaching any confidentiality agreements with us, copying or reverse engineering our products, or developing and marketing products that are substantially equivalent to or superior to our own. The unauthorized use of our intellectual property by others could reduce our competitive advantage and harm our business. If it became necessary for us to litigate to protect these rights, any proceedings could be burdensome and costly and we may not prevail. We cannot guarantee that any patents, issued or pending, will provide us with any competitive advantage or will not be challenged by third parties. Moreover, the expiration of our patents may lead to increased competition with respect to certain products. In addition, we cannot be certain that we do not or will not infringe third parties’ intellectual property rights. Any such claim, even if it is without merit, may be expensive and time-consuming to defend, subject us to damages, cause us to cease making, using or selling certain products that incorporate the disputed intellectual property, require us to redesign our products, divert management time and attention and/or require us to enter into costly royalty or licensing arrangements.

We may incur costs and liabilities as a result of product liability claims.

We face a risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in injury or other damage. Although we currently maintain product liability insurance coverage, we may not be able to obtain such insurance on acceptable terms in the future, if at all, or obtain insurance that will provide adequate coverage against potential claims. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for long periods of time, regardless of the ultimate outcome. A significant unsuccessful product liability defense could have a material adverse effect on our financial condition and results of operations. In addition, we believe our business depends on the strong brand reputation we have developed. If our reputation is damaged, we may face difficulty in maintaining our market share and pricing with respect to some of our products, which could reduce our sales and profitability.

Our operations are vulnerable to interruption by fire, earthquake and other events beyond our control.

Our operations are vulnerable to interruption by fire, earthquake and other events beyond our control. Our executive offices and manufacturing facilities are located in southern California. Because the southern California area is located in an earthquake-sensitive area, we are particularly susceptible to the risk of damage to, or total destruction of, our facilities in southern California and the surrounding transportation infrastructure, which could affect our ability to make and transport our products. If an earthquake, fire or other natural disaster occurs at or near our facilities, our business, financial condition, operating results and cash flow could be materially adversely affected.

Provisions in our certificate of incorporation, bylaws and our stockholder rights plan, as well as Delaware law, may discourage, delay or prevent a merger or acquisition at a premium price.

Provisions of our second amended and restated certificate of incorporation, as amended, amended and restated bylaws and our stockholder rights plan, as well as provisions of the General Corporation Law of the State of Delaware, could discourage, delay or prevent unsolicited proposals to merge with or acquire us, even though such proposals may be at a premium price or otherwise beneficial to you. These provisions include our board’s authorization to issue shares of preferred stock, on terms the board determines in its discretion, without stockholder approval, and the following provisions of Delaware law that restrict many business combinations.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which could prevent us from engaging in a business combination with a 15% or greater stockholder for a period of three years from the date such stockholder acquired such status unless appropriate board or stockholder approvals are obtained.

Our board of directors has adopted a stockholder rights plan, pursuant to which one preferred stock purchase right has been issued for each share of our common stock authorized and outstanding. Until the occurrence of certain prescribed events, the rights are not exercisable and are transferable along with, and only with, each share of our common stock and are evidenced by the common stock certificates. One preferred stock purchase right will also be issued with each share of our common stock we issue in the future until the rights plan expires or is terminated or we redeem or exchange the rights for other property in accordance with the terms of the rights plan or at such time, if any, as the rights separate from each share of our common stock and become exercisable. Each share of Series A Junior Participating Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for the purpose, dividends payable in cash in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all dividends or other distributions, including non-cash dividends (payable in kind), declared on our common stock other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock. The rights plan prohibits the issuance of additional rights after the rights separate from our common stock. The rights plan is intended to protect our stockholders in the event of an unfair or coercive offer to acquire us. However, the existence of the rights plan may discourage, delay or prevent a merger or acquisition of us that is not supported by our board of directors.